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RELIABILITY INCORPORATED

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26659) pertaining to the Reliability Incorporated 1997 Stock Option Plan and in the related Prospectus of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Reliability Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

BY/s/ERNST & YOUNG LLP

Houston, Texas March 8, 2002

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